EXHIBIT 10.29

October 1, 2009

Mr. Ayaz Kassam
Superlattice Power Inc.
420 Nellis Blvd., A3-146
Las Vegas, NV  89110

Dear Mr. Kassam,

EV Innovations hereby advises Superlattice Power, Inc. that it will not issue a notice of default for your failure to comply with your covenant to invest a minimum of $1,500,000 in the first year of the term of our License Agreement.

If you have any questions, please feel free to call me at (702) 952-9900.

Sincerely,

/s/ Stacey Fling

Stacey Fling
President